Exhibit 4.3

AMEREN CORPORATION

Company Order

May 15, 2009

The Bank of New York Mellon Trust Company, N.A.

as Trustee

911 Washington Avenue, Suite 300

St. Louis, Missouri 63101

Ladies and Gentlemen:

Application is hereby made to The Bank of New York Mellon Trust Company, N.A., a national banking association, as successor trustee (the “Trustee”), under the Indenture, dated as of December 1, 2001, as amended and supplemented (the “Indenture”), between Ameren Corporation, a Missouri corporation (the “Company”), and the Trustee for the authentication and delivery of $425,000,000 aggregate principal amount of the Company’s 8.875% Senior Notes due 2014 (the “Notes”), pursuant to the provisions of Article II of the Indenture.  Additional Notes without limitation as to amount, and without the consent of the holders of the then Outstanding Notes, may also be authenticated and delivered in the manner provided in Section 2.05 of the Indenture.  All capitalized terms not defined herein that are defined in the Indenture shall have the same meaning as used in the Indenture.

The Notes will be registered under the Securities Act of 1933, as amended, and issued in the form of a Global Note registered in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”), New York, New York, which will act as the Depositary for the Global Note).  Pursuant to Section 2.05(c) of the Indenture, the Notes will have the terms set forth in the form of Global Note attached hereto as Exhibit A (which terms are incorporated by reference in this Company Order).  The Global Note shall bear the depositary legend in substantially the form set forth in Exhibit A attached hereto.  The Notes will be issued only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The Trustee and the Company will have no responsibility or liability for any aspect of transfers of beneficial interests in the Notes (which transfers will be conducted pursuant to the customary procedures of DTC), any records of DTC of beneficial interests or any transactions between DTC and its participants or between any such participants and any other beneficial owners or for monitoring, supervising or reviewing of any thereof.

In connection with this Company Order, there are delivered to you herewith the following:

1.               Certified copies of the resolutions adopted by the Board of Directors of the Company authorizing this Company Order and the issuance and sale of the Notes by the Company pursuant to Section 2.05(c)(1) of the Indenture;

2.               Opinions of Counsel addressed to you or in which it is stated that you may rely pursuant to Section 2.05(c)(2) of the Indenture;

3.               Officers’ Certificate pursuant to Section 2.05(c)(3) of the Indenture; and

4.               Global Note (No. R-1) representing the Notes executed on behalf of the Company in accordance with the terms of Section 2.05(a) of the Indenture, specifying the terms of the Notes (which terms are incorporated by reference herein).

You are hereby instructed to authenticate the Global Note representing the Notes and deliver it to The Bank of New York Mellon Trust Company, N.A., as custodian for DTC.  The Global Note representing the Notes is to be held for delivery through the facilities of DTC to the initial purchasers thereof against payment therefor at the closing in respect of the issuance thereof, such closing to be held at 10:00 a.m., New York time, May 15, 2009 at the offices of Morgan, Lewis & Bockius LLP, New York, New York.

Please acknowledge receipt of the Global Note representing the Notes, the instructions referred to above and the supporting documentation pursuant to the Indenture referred to above.

Very truly yours,

AMEREN CORPORATION

By:	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

Receipt from the Company of the Global Note representing the Notes, certain instructions related thereto and the supporting documentation pursuant to the Indenture in connection with the authentication and delivery of the Notes is hereby acknowledged.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Mary E. Marler
	Name:	Mary E. Marler
	Title:	Vice President

Signature Page to Company Order

EXHIBIT A

FORM OF GLOBAL NOTE

[depositary legend]

THIS SECURITY IS REPRESENTED BY A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AMEREN CORPORATION
8.875% SENIOR NOTE DUE 2014

CUSIP: 023608 AE2	NUMBER: R-1

ORIGINAL ISSUE DATE: May 15, 2009	PRINCIPAL AMOUNT: Listed on Schedule I hereto

MATURITY DATE: May 15, 2014

AMEREN CORPORATION, a corporation of the State of Missouri (the “Company”), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal amount specified above on the Maturity Date set forth above, and to pay interest thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date to which interest has been paid or duly provided for semi-annually on May 15 and November 15 of each year, commencing November 15, 2009, and on the Maturity Date (each, an “Interest Payment Date”), at the rate of 8.875% per annum (the “Interest Rate”) until the principal hereof is paid or made available for payment.  No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid in full on the Maturity Date.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date (except for interest payable on the Maturity Date or, if applicable, acceleration) will, as provided in the Indenture (referred to herein), be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest installment, which shall be the May 1 and November 1 as the case may be, next preceding such Interest Payment Date; provided, that interest payable on the Maturity Date set forth above or, if applicable, upon acceleration, shall be payable to the Person to whom principal shall be payable.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not fewer than ten days prior to such Special Record Date.

Payment of the principal of and interest and premium on this Note shall be payable pursuant to Section 2.12(a) of the Indenture.

This Note is a Global Note issued in respect of a duly authorized issue of Notes designated “8.875% Senior Notes due 2014” (the “Notes of this Series”, which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of December 1, 2001 between the Company and The Bank of New York (The Bank of New York Mellon Trust Company, N.A., successor), as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”).  Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series.  Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date.  Each Note of this Series issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

The Company may, at its option, redeem the Notes in whole or in part at any time prior to the Maturity Date at the price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the date fixed for redemption (the “Redemption Date”), or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on the Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 50 basis points, as determined by the Reference Treasury Dealer (as defined below); plus, in each case, accrued and unpaid interest thereon to the Redemption Date.  The Redemption Price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means (A) BNP Paribas Securities Corp., J.P. Morgan Securities Inc. or UBS Securities LLC or their respective affiliates which are primary U.S. Government securities dealers in the United States (each, a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the Redemption Date to each registered Holder of Notes of this Series to be redeemed at its registered address as more fully provided in the Indenture.  Any notice of redemption may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the Redemption Date, of money sufficient to pay the principal of and premium, if any, and interest on, such Notes and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem the Notes.

If less than all the Notes are to be redeemed, the Notes to be redeemed will be selected by the Trustee in such manner as it shall deem appropriate.

The Notes do not have the benefit of any sinking fund obligation.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government

Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing with respect to the Notes, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, considered as one class, provided that if a proposed amendment directly affects the rights of the Holders of Notes of one or more, but less than all, of series of Outstanding Notes, then with the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected, considered as one class.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes issued under the Indenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all series under the Indenture in respect of which an Event of Default has occurred and is continuing, considered as one class, shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed herein.

No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

The Indenture and the Notes shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMEREN CORPORATION

By:
Name:
Title:

Attest

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., As Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Note register.  The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE I

GLOBAL NOTE

The initial principal amount of the Notes evidenced by this Global Note is $                      ;

CHANGES TO PRINCIPAL AMOUNT OF NOTES EVIDENCED BY GLOBAL NOTE

Date	Principal Amount of Notes by which this Global Note is to be Reduced or Increased, and Reason for Reduction or Increase	Remaining Principal Amount of Notes Represented by this Global Note	Notation Made by